Exhibit 99.1

For more information, contact:
FalconStor Software, Inc.
Melissa Keir, Investor Relations
631-773-4334
melissa.keir@falconstor.com

FalconStor Software Announces Third Quarter 2013 Results

MELVILLE, N.Y., October 29, 2013—FalconStor Software, Inc. (NASDAQ: FALC), a market leader in data protection and migration, today announced financial results for its third quarter ended September 30, 2013.

“FalconStor continued its stabilization and rebalancing efforts during the past quarter.  We entered into a joint-development agreement to build our next generation product, we completed a preferred equity placement and we rebalanced our assets and our resources to align with the future focus of the company,” said Gary Quinn, president and CEO of FalconStor. “Our efforts this quarter met our internal objectives, but we are always striving to improve as we move forward.”

Financial and Business Highlights and Overview:

•	Total revenues increased 5% compared with the previous quarter; non-GAAP operating loss improved to $1.6 million, compared with $4.2 million non-GAAP operating loss in the previous quarter.
•	Closed the quarter with $29.5 million of cash, cash equivalents and marketable securities, compared with $21.9 million at June 30th.
•	Closed an equity investment of $9.0 million from Hale Capital Partners, LP, on September 16, 2013.
•	In connection with the investment by Hale Capital Partners, LP, Martin Hale Jr., was elected to the Company’s Board of Directors on September 16, 2013.
•
Commenced a company-wide “rebalancing” during the quarter to rationalize all of the costs of our business. Based on these efforts, we have eliminated costs, or identified costs to be eliminated in the coming months, totaling approximately $15 million to $18 million on an annualized basis across all regions and functions of the business. These costs consist of both personnel and non-personnel expenses which we identified as not being core to our going forward business plan. We anticipate that we will continue to wind down certain costs during the fourth quarter and that we will incur additional restructuring costs during the fourth quarter.

Financials

Total revenues for the third quarter of 2013 were $14.7 million, a decrease of 14 percent from $17.1 million in the same period a year ago. GAAP loss from operations for the third quarter of 2013 was $4.2 million, compared with an operating loss of $3.6 million for the third quarter of 2012. GAAP net loss for the quarter was $2.2 million compared with a net loss of $3.6 million for the same period a year ago. Net loss attributable to common stockholders for the quarter, which includes the effects of the accretion to redemption value of the Series A preferred stock and the accrual of preferred stock dividends, was $2.3 million, or $0.05 per share, compared with $3.6 million, or $0.08 per share, for the same period a year ago.  Included in the operating results for the third quarter of 2013 and 2012 were expenses of $2.3 million and $0.8 million, respectively, related to restructuring charges, and $0.1 million and a benefit of $1.4 million, respectively, of investigation, litigation and settlement related costs.  In addition, included in net loss for the third quarter of 2013 was an income tax benefit of $2.1 million related to the reversal of uncertain tax positions as a result of the expiration of applicable statutes of limitation.

Non-GAAP loss from operations was $1.6 million for the third quarter of 2013, compared with non-GAAP loss from operations of $3.1 million for the same period a year ago. Non-GAAP net loss was $1.8 million, or $0.04 per share, in the third quarter of 2013, compared with a non-GAAP net loss of $3.1 million, or $0.07 per share, in the third quarter of 2012. Non-GAAP results exclude the effects of stock-based compensation, costs associated with the Company’s investigations, litigation and settlement related costs, restructuring costs, certain tax items and the effects of preferred stock.

For the nine months ended September 30, 2013, total revenues were $44.0 million, a decline of 17% from $52.9 million for the same period a year ago.  GAAP loss from operations for the nine months ended September 30, 2013 was $12.6 million compared with a GAAP loss of $12.0 million for the nine months ended September 30, 2012.  GAAP net loss was $11.8 million for the nine months ended September 30, 2013, compared with a loss of $12.6 million in the same period a year ago.  Net loss attributable to common stockholders for the nine months was $11.9 million, or $0.25 per share, compared with $12.6 million, or $0.27 per share, for the same period a year ago.

Non-GAAP loss from operations was $8.7 million for the nine months ended September 30, 2013, compared with a loss of $9.4 million in 2012. Non-GAAP net loss was $10.0 million, or $0.21 per share, compared with a loss of $10.1 million, or $0.21 per share, in the same period a year ago.

The Company closed the quarter with $29.5 million in cash, cash equivalents and marketable securities. Deferred revenue at September 30, 2013 was $25.3 million, compared with $24.1 million at December 31, 2012.

Conference Call
The Company will host a conference call to discuss its financial results on Tuesday, October 29, 2013 at 4:30 p.m. EDT. To participate in the conference call, please dial:

Toll Free: 1-877-941-6009
International: +1-480-629-9819

To view the presentation, please copy and paste the following link into your browser and register for this meeting.  Once you have registered for the meeting, you will receive an email message confirming your registration.

https://falconstor.webex.com/falconstor/j.php?ED=191929162&RG=1&UID

Meeting: FalconStor Q3 2013 Earnings
Meeting password: q3numbers
Meeting Number: 766495581

If you are unable to register via the Internet, please contact Melissa Keir, Investor Relations at 631-773-4334 or melissa.keir@falconstor.com.

A conference call replay is scheduled to be available beginning October 29 at 6:30 p.m. EDT through 11:59 p.m. EST on November 5. To listen to the replay of the call, dial toll free: 1-800-406-7325 or International: +1-303-590-3030, passcode: 4641577, or visit our website at www.falconstor.com/investors.

Non-GAAP Financial Measures
The non-GAAP financial measures used in this press release are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The Company’s management refers to these non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the Company’s operating performance. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures (which should be viewed as a supplement to, and not a substitute for, their comparable GAAP measures) in this press release because we believe they are useful to investors in allowing for greater transparency into the supplemental information used by management in its financial and operational decision-making. The non-GAAP financial measures exclude (i) costs associated with the Company’s class action and derivative lawsuits, government investigations, and related legal fees, (ii) restructuring costs, (iii) impact of the tax benefits realized from the reversal of uncertain tax positions due to the expiration of applicable statutes of limitations, (iv) effects of our Series A Preferred Stock and (v) noncash stock-based compensation charges and any potential tax effects. For a reconciliation of our GAAP and non-GAAP financial results, please refer to our Non-GAAP Operating Data GAAP Reconciliation, presented in this release.

About FalconStor Software
FalconStor Software, Inc. (NASDAQ: FALC) is a market leader in disk-based data protection. The company’s mission is to transform traditional backup and disaster recovery into next-generation service-oriented data protection. Built upon an award-winning platform, FalconStor solutions deliver disk-based backup, continuous data protection, WAN-optimized replication and disaster recovery automation. FalconStor solutions are available through a worldwide network of partners, including solution providers, top-tier strategic partners, and OEMs. Thousands of customers worldwide, from small businesses to Fortune 100 enterprises, entrust their data to FalconStor solutions. FalconStor maintains headquarters in Melville, N.Y., and offices throughout Europe and the Asia Pacific region. For more information, visit www.falconstor.com or call 1-866-NOW-FALC (866-669-3252).

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This press release includes forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include: delays in product development; market acceptance of FalconStor’s products and services; technological change in the data protection industry; competition in the data protection market; results and costs associated with governmental investigations; intellectual property issues; and other risk factors discussed in FalconStor’s reports on Forms 10-K, 10-Q and other reports filed with the Securities and Exchange Commission.

FalconStor and FalconStor Software are registered trademarks of FalconStor Software, Inc., in the U.S. and other countries. All other company and product names contained herein may be trademarks of their respective holders.

Links to websites or pages controlled by parties other than FalconStor are provided for the reader’s convenience and information only. FalconStor does not incorporate into this release the information found at those links nor does FalconStor represent or warrant that any information found at those links is complete or accurate.  Use of information obtained by following these links is at the reader’s own risk.

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2013	December 31, 2012
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$22,950,643	$18,651,468
Restricted cash	750,000	750,000
Marketable securities	5,764,839	10,530,942
Accounts receivable, net	8,683,369	14,130,302
Prepaid expenses and other current assets	2,123,561	2,796,665
Inventory	752,440	642,819
Deferred tax assets, net	410,440	464,031
Total current assets	41,435,292	47,966,227

Property and equipment, net	3,384,709	3,980,679
Deferred tax assets, net	86,465	86,465
Software development costs, net	1,745,934	1,161,822
Other assets, net	2,475,753	2,185,148
Goodwill	4,150,339	4,150,339
Other intangible assets, net	183,645	174,426
Total assets	$53,462,137	$59,705,106

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,727,307	$2,801,372
Accrued expenses	13,512,497	16,720,582
Deferred revenue, net	16,947,868	17,831,653
Total current liabilities	32,187,672	37,353,607

Other long-term liabilities	766,869	2,618,818
Deferred tax liabilities, net	179,612	167,875
Deferred revenue, net	8,345,416	6,311,865
Total liabilities	41,479,569	46,452,165

Commitments and contingencies
Series A redeemable convertible preferred stock	6,627,136	-

Total stockholders' equity	5,355,432	13,252,941
Total liabilities and stockholders' equity	$53,462,137	$59,705,106

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Revenues:
Product revenues	$6,584,876	$8,550,551	$20,886,761	$27,049,072
Support and services revenues	8,145,162	8,538,462	23,102,233	25,874,214
Total revenues	14,730,038	17,089,013	43,988,994	52,923,286

Cost of revenues:
Product	1,202,489	1,562,359	3,465,245	5,370,031
Support and service	2,566,471	3,318,558	8,436,866	9,570,969
Total cost of revenues	3,768,960	4,880,917	11,902,111	14,941,000

Gross profit	$10,961,078	$12,208,096	$32,086,883	$37,982,286

Operating expenses
Research and development costs	3,645,283	4,722,658	12,689,715	14,350,333
Selling and marketing	6,070,697	8,193,417	19,790,583	27,068,015
General and administrative	3,018,091	3,461,880	9,627,039	9,590,909
Investigation, litigation, and settlement related costs	99,316	(1,353,571)	275,774	(1,793,368)
Restructuring costs	2,290,831	770,749	2,290,831	770,749
Total operating expenses	15,124,218	15,795,133	44,673,942	49,986,638

Operating loss	(4,163,140)	(3,587,037)	(12,587,059)	(12,004,352)

Interest and other (loss) income, net	(3,212)	102,059	(821,178)	(142,805)

Loss before income taxes	(4,166,352)	(3,484,978)	(13,408,237)	(12,147,157)

(Benefit)/Provision for income taxes	(1,946,689)	83,073	(1,600,836)	490,888

Net loss	$(2,219,663)	$(3,568,051)	$(11,807,401)	$(12,638,045)

Accrual of Preferred stock dividends	28,875	-	28,875	-
Accretion to redemption value of Series A preferred stock	17,061	-	17,061	-

Net loss attributable to common stockholders	$(2,265,599)	$(3,568,051)	$(11,853,337)	$(12,638,045)

Basic net loss per share	$(0.05)	$(0.08)	$(0.25)	$(0.27)

Diluted net loss per share	$(0.05)	$(0.08)	$(0.25)	$(0.27)

Weighted average basic shares outstanding	48,024,916	47,542,304	47,961,853	47,353,922

Weighted average diluted shares outstanding	48,024,916	47,542,304	47,961,853	47,353,922

FalconStor Software, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

GAAP loss from operations	$(4,163,140)	$(3,587,037)	$(12,587,059)	$(12,004,352)
Add: Non-cash stock option expense (1)	163,412	1,055,778	1,294,942	3,594,156
Legal related costs (3)	99,316	(1,353,571)	275,774	(1,793,368)
Restructuring costs (4)	2,290,831	770,749	2,290,831	770,749
Non-GAAP loss from operations	(1,609,581)	(3,114,081)	(8,725,512)	(9,432,815)

GAAP net loss attributable to common stockholders	$(2,265,599)	$(3,568,051)	$(11,853,337)	$(12,638,045)
Add: Non-cash stock option expense, net of
income taxes (2)	163,412	1,055,778	1,294,942	3,594,156
Legal related costs (3)	99,316	(1,353,571)	275,774	(1,793,368)
Restructuring costs (4)	2,290,831	770,749	2,290,831	770,749
Income Taxes (5)	(2,091,573)	-	(2,091,573)	-
Effects of preferred stock (6)	45,936	-	45,936	-
Non-GAAP net loss	(1,757,677)	(3,095,095)	(10,037,427)	(10,066,508)

GAAP gross margin - Product	82%	82%	83%	80%
Add: Non-cash stock option expense (1)	0%	0%	0%	0%
Non-GAAP gross margin - Product	82%	82%	83%	80%

GAAP gross margin - Support and Service	68%	61%	63%	63%
Add: Non-cash stock option expense (1)	0%	1%	0%	0%
Non-GAAP gross margin - Support and Service	69%	62%	64%	63%

GAAP operating margin	(28%)	(21%)	(29%)	(23%)
Add: Non-cash stock option expense (1)	1%	6%	3%	7%
Legal related costs (3)	1%	(8%)	1%	(3%)
Restructuring costs (4)	16%	5%	5%	1%
Non-GAAP operating margin	(11%)	(18%)	(20%)	(18%)

GAAP Basic EPS	$(0.05)	$(0.08)	$(0.25)	$(0.27)
Add: Non-cash stock option expense, net of
income taxes (2)	0.00	0.02	0.03	0.08
Legal related costs (3)	0.00	(0.03)	0.01	(0.04)
Restructuring costs (4)	0.05	0.02	0.05	0.02
Income Taxes (5)	(0.04)	-	(0.04)	-
Effects of preferred stock (6)	0.00	-	0.00	-
Non-GAAP Basic EPS	(0.04)	(0.07)	(0.21)	(0.21)

GAAP Diluted EPS	$(0.05)	$(0.08)	$(0.25)	$(0.27)
Add: Non-cash stock option expense, net of
income taxes (2)	0.00	0.02	0.03	0.08
Legal related costs (3)	0.00	(0.03)	0.01	(0.04)
Restructuring costs (4)	0.05	0.02	0.05	0.02
Income Taxes (5)	(0.04)	-	(0.04)	-
Effects of preferred stock (6)	0.00	-	0.00	-
Non-GAAP Diluted EPS	(0.04)	(0.07)	(0.21)	(0.21)

Weighted average basic shares outstanding (GAAP and as adjusted)	48,024,916	47,542,304	47,961,853	47,353,922

Weighted average diluted shares outstanding (GAAP and as adjusted)	48,024,916	47,542,304	47,961,853	47,353,922

Footnotes:
(1)	Represents non-cash, stock-based compensation charges as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Cost of revenues - Product	$82	$113	$181	$212
Cost of revenues - Support and Service	7,990	53,314	112,182	103,158
Research and development costs	69,542	127,982	291,480	572,170
Selling and marketing	(56,838)	388,167	215,352	1,272,823
General and administrative	142,636	486,202	675,747	1,645,793

Total non-cash stock based compensation expense	$163,412	$1,055,778	$1,294,942	$3,594,156

(2)
Represents the effects of non-cash stock-based compensation expense recognized in accordance with the FASB Accounting Standards Codification, Topic 718, net of related income tax effects. For the three and nine months ended September 30, 2013 and 2012, the tax expense for both GAAP and Non-GAAP basis approximate the same amount.

(3)	Legal related costs represent expenses in connection with the Company’s investigations, litigation and settlement related costs for each respective period presented.

(4)	Represents restructuring costs which were incurred during each respective period presented.

(5)	Represents the reversal of uncertain tax positions due to the expiration of applicable statutes of limitation.

(6)	Represents the effects of the accretion to redemption value of the Series A preferred stock and accrual of preferred stock dividends.